Filed Pursuant to Rule 424(b)(3)
Registration No. 333-264056

PROSPECTUS

13,799,948 ORDINARY SHARES

Offered by Allego N.V.

63,556,529 ORDINARY SHARES

Offered by Selling Securityholders

This prospectus relates to the issuance by us of up to 13,799,948 ordinary shares, with a nominal value of € 0.12 per share (“Ordinary Shares”) of Allego N.V., a public limited liability company (naamloze vennotschap) governed by the laws of the Netherlands (“Allego”) that are issuable upon the exercise of 13,799,948 Warrants (as defined below) to purchase Ordinary Shares, which were originally Public Warrants (as defined below) issued in the initial public offering of units of Spartan Acquisition Corp. III (“Spartan”) at a price of $10.00 per unit, with each unit consisting of one share of Class A common stock and one-fourth of one Public Warrant.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 63,556,529 Ordinary Shares (the “Total Resale Shares”), which includes (i) 13,700,000 Ordinary Shares that were issued in exchange for Spartan Founders Stock (as defined below), originally purchased at a price of approximately $0.002 per share, upon the closing of the Business Combination (the “Business Combination”), (ii) 7,423,586 Ordinary Shares issued to a limited number of qualified institutional buyers and institutional and individual accredited investors (the “Private Placement Investors”) at a price of $10.00 per Ordinary Share on the closing of the Business Combination, (iii) 41,097,994 Ordinary Shares that were issued in exchange for Allego Holding Shares (as defined below) to the E8 Investor (as defined below) as compensation under the Special Fees Agreement (as defined below), based on a value of Allego and its subsidiaries of $10.00 per share, upon the closing of the Business Combination and (iv) 1,334,949 Ordinary Shares that were issued to AP Spartan Energy Holdings III (PPW), LLC (“AP PPW”) at a price of $11.50 per share on a cashless exercise basis upon its exercise of 9,360,000 Warrants to purchase Ordinary Shares, which were originally Private Placement Warrants purchased at a price of $1.50 per Private Placement Warrant that were automatically converted into Warrants upon the closing of the Business Combination.

The Business Combination is described in greater detail in our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023 (the “2022 Form 20-F”), incorporated by reference in this prospectus.

Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share. We will receive proceeds from the exercise of the Warrants to the extent the Warrants are exercised for cash, which amount of aggregate proceeds, assuming the exercise of all Warrants, could be up to $158,699,402. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $11.50 per share, we believe the Warrant holders will be less likely to exercise their Warrants. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of Ordinary Shares pursuant to this prospectus.

Our registration of the Ordinary Shares covered by this prospectus does not mean that either we or the Selling Securityholders will offer or sell, as applicable, any of the Ordinary Shares. The Selling Securityholders may offer and sell the Ordinary Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the Ordinary Shares in the section entitled “Plan of Distribution.”

We are a “foreign private issuer” under applicable Securities and Exchange Commission rules and New York Stock Exchange (“NYSE”) corporate governance rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements. Additionally, Madeleine Charging B.V., a Dutch private limited liability company (“Madeleine”), our majority shareholder, owns approximately 74.0% of the Ordinary Shares and has the right to direct the voting of an additional approximately 14.9% of our outstanding Ordinary Shares, pursuant to an irrevocable voting power of attorney granted by another investor in the Company. As a result, Madeleine controls matters requiring shareholder or board approval, including the election of directors. Accordingly, we are also a “controlled company” under NYSE corporate governance rules and are eligible for certain exemptions from these rules.

Our Ordinary Shares and Warrants are listed on NYSE under the symbol “ALLG” and “ALLG.WS,” respectively. On June 6, 2023, the last reported sale price of our Ordinary Shares was $2.36 per share and the last reported sale price of our Warrants was $0.21.

Prior to the extraordinary meeting of Spartan in connection with the Business Combination, holders of 54,092,418 shares of Spartan Class A Common Stock exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of $540,984,673, which represented approximately 97.99% of the total Spartan Common Stock then outstanding. The Total Resale Shares being offered for resale in this prospectus represent approximately 23.9% of our current total outstanding Ordinary Shares. The Total Resale Shares represent a substantial percentage of our total outstanding Ordinary Shares as of the date of this prospectus. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Ordinary Shares. Despite such a decline in the public trading price, the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the difference in the purchase prices described above. Based on the closing price of our Ordinary Shares referenced above, (a) the holders of Ordinary Shares that were issued in exchange for Spartan Founders Stock may experience potential profit of up to $2.36 per Ordinary Share. The Private Placement Investors and the E8 Investor will only experience a profit if the sale price of the Ordinary Shares exceeds $10.00 per share and AP PPW will only experience a profit if the sale price of the Ordinary Shares exceeds $13.00 per share. Even though the current trading price of the Ordinary Shares is close to the price at which the units were issued in Spartan’s initial public offering, the Selling Securityholders may have an incentive to sell because they may still experience a positive rate of return based on the current trading price. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 11 of this prospectus and any risk factors described in any applicable prospectus supplement and in our SEC filings that are incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED JUNE 8, 2023

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus, including information incorporated by reference herein or therein, or any free writing prospectus prepared by or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Neither we nor the Selling Securityholders have authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates or as of the dates stated therein, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

This prospectus and any document incorporated by reference to this prospectus may contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and any document incorporated by reference to this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Certain amounts that appear in this prospectus may not sum due to rounding.

INDUSTRY AND MARKET DATA

In this prospectus, including information in any document incorporated by reference herein, we present industry data, forecasts, information and statistics regarding the markets in which Allego competes as well as Allego management’s analysis of statistics, data and other information that it has derived from third-parties, including independent consultant reports, publicly available information, various industry publications and other published industry sources, including: (i) traffic data from governmental agencies, such as Germany’s BAST (Bundesanstalt für Straßenwesen), the Netherlands’ Rijkswaterstaat, and the United Kingdom’s Department of Transport, (ii) population data from EUROSTAT, (iii) registered cars data from governmental statistics agencies, such as Germany’s Kraftfahrt Bundesamt, the Netherlands’ CBS (Centraal Bureau voor de Statistiek) and the United Kingdom’s Department of Transport, (iv) electric vehicle sales forecasts from consultancy firms, such as ING, UBS, BCG and Navigant, (v) electric vehicle sales data from the European Automobile Manufacturers’ Association, and (vi) industry growth forecasts from BloombergNEF. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Such information is supplemented where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry participants and our management’s judgment where information is not publicly available. This information appears in the 2022 Form 20-F in “Item 4.B. Information on the Company-Business Overview,” “Item 5. Operating and Financial Review and Prospectus” and other sections of the 2022 Form 20-F.

Although we believe that these third-party sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus or any document incorporated by reference in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates. Some market data and statistical information are also based on our good faith estimates, which are derived from management’s knowledge of our industry and such independent sources referred to above. Certain market, ranking and industry data included elsewhere in this prospectus or any document incorporated by reference in this prospectus, including the size of certain markets and our size or position and the positions of our competitors within these markets, including its services relative to its competitors, are based on estimates by us. These estimates have been derived from Allego management’s knowledge and experience in the markets in which Allego operates, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which Allego operates and have not been verified by independent sources. Unless otherwise noted, all of Allego’s market share and market position information presented in this prospectus or any document incorporated by reference in this prospectus is an approximation. Allego’s market share and market position, unless otherwise noted, is based on Allego’s volume relative to the estimated volume in the markets served by Allego’s business segments. References herein to Allego being a leader in a market or product category refer to Allego management’s belief that Allego has a leading market share position in each specified market, unless the context otherwise requires. As there are no publicly available sources supporting this belief, it is based solely on Allego management’s internal analysis of Allego volume as compared to the estimated volume of its competitors.

Internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which Allego operates and Allego management’s understanding of industry conditions. Although we believe that such information is reliable, this information has not been verified by any independent sources.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “Allego,” or the “Company” in this prospectus refer to (i) Allego Holding B.V. and its subsidiaries prior to the consummation of the Business Combination and (ii) Allego N.V. (the successor to Athena Pubco B.V.) and its subsidiaries, including Allego Holding and Spartan, following the consummation of the Business Combination.

In this prospectus:

“2022 Form 20-F” means our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023.

“Allego” means (i) prior to the consummation of the Business Combination, Allego Holding B.V. and (ii) following the consummation of the Business Combination, Allego N.V. Simultaneously with Closing, Athena Pubco B.V. was redesignated as Allego N.V., such that the go-forward public company is Allego N.V..

“Allego Holding” means Allego Holding B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

“Allego Holding Shares” means the shares of Allego Holding immediately prior to the Business Combination, with a nominal value of € 1.00 per share.

“Ordinary Shares” means the ordinary shares of Allego N.V., with a nominal value of € 0.12 per share.

“Articles” means the Articles of Association of Allego N.V.

“Board” means the board of directors of Allego.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement and Plan of Reorganization, dated as of July 28, 2021, by and among Allego, Allego Holding, Spartan, Madeleine, and, solely with respect to the sections specified therein, E8 Investor.

“Closing” means the consummation of the Business Combination.

“Closing Date” means March 16, 2022, the date on which the Closing took place.

“E8 Investor” means E8 Partenaires, a French société par actions simplifée.

“EVs” means electric vehicles.

“General Meeting” means the general meeting of Allego.

“IPO” means the initial public offering of Spartan’s Units, consummated on February 11, 2021.

“Madeleine” means Madeleine Charging B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), whose indirect parent entities are managed by Meridiam S.A.S.

“Private Placement” means the commitments obtained from certain investors for a private placement of an aggregate of 15,000,000 Ordinary Shares, for a purchase price of $10.00 per share at an aggregate purchase price of $150,000,000, which was consummated on the Closing Date.

“Private Placement Warrants” means the warrants issued to the Sponsor in a private placement simultaneously with the closing of the IPO.

“Public Warrants” means the warrants included in the Spartan Units sold in the IPO.

“SEC” means the United States Securities and Exchange Commission.

“Spartan” means Spartan Acquisition Corp. III, a Delaware corporation.

“Spartan Class A Common Stock” means Spartan’s Class A common stock, par value $0.0001 per share.

“Spartan Founders Stock” means Spartan’s Class B common stock, par value $0.0001 per share.

“Spartan Units” means the units sold in connection with Spartan’s IPO.

“Spartan Warrants” means the Private Placement Warrants and the Public Warrants, collectively.

“Special Fees Agreement” means the Special Fees Agreement by and between Madeleine and E8 Investor dated as of December 16, 2020, as amended.

“Sponsor” means Spartan Acquisition Sponsor III LLC, a Delaware limited liability company.

“Subscription Agreements” means the subscription agreements entered into by the investors in the Private Placement.

“Warrants” or “Assumed Warrants” means the Spartan Warrants that were automatically converted in connection with the Business Combination into warrants to acquire one Ordinary Share, and remain subject to the same terms and conditions (including exercisability) as were applicable to the corresponding Spartan Warrant immediately prior to the Business Combination.

“Warrant Agreement” means the Warrant Agreement dated February 8, 2021 by and between Spartan and Continental Stock Transfer & Trust Company.

“Warrant Assumption Agreement” means the Warrant Assumption Agreement dated March 16, 2022 by and among Spartan, Allego and Continental Stock Transfer & Trust Company.

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

In this prospectus and any document incorporated by reference here, unless otherwise specified or the context otherwise requires:

“$,” “USD” and “U.S. dollar” each refers to the United States dollar; and

“€,” “EUR” and “euro” each refers to the lawful currency of certain participating member states of the European Union.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, as well as the documents incorporated by reference herein, contain forward-looking statements as defined in Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, that involve significant risks and uncertainties. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves. We rely on this safe harbor in making these forward-looking statements. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. Words such as, “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and variations of such words and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The risk factors and cautionary language referring to or incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in our forward-looking statements, including among other things, the items identified in the section entitled “Risk Factors” of this prospectus. Forward-looking statements in this prospectus may include, for example, statements about:

•	the ability to maintain the listing of the Ordinary Shares on NYSE;

•	changes adversely affecting Allego’s business;

•	the risks associated with vulnerability to industry downturns and regional or national downturns;

•	fluctuations in Allego’s revenue and operating results;

•	unfavorable conditions or further disruptions in the capital and credit markets;

•	Allego’s ability to generate cash, service indebtedness and incur additional indebtedness;

•	competition from existing and new competitors;

•	the growth of the electric vehicle market;

•	Allego’s ability to integrate any businesses it may acquire;

•	Allego’s ability to recruit and retain experienced personnel;

•	risks related to legal proceedings or claims, including liability claims;

•	Allego’s dependence on third-party contractors to provide various services;

•	data security breaches or other network outages;

•	Allego’s ability to obtain additional capital on commercially reasonable terms;

•	Allego’s ability to remediate its material weaknesses in internal control over financial reporting;

•	the impact of COVID-19 and other pandemics, including related supply chain disruptions and expense increases;

•	general economic or political conditions, including the Russia/Ukraine conflict or increased trade restrictions between the United States, Russia, China and other countries; and

•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors,” as well as in the 2022 Form 20-F.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the Company’s securities. Before making an investment decision, you should read this entire prospectus carefully, especially the section entitled “Risk Factors”, the financial statements and related notes thereto, the documents incorporated by reference in this prospectus and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information. See also the section entitled “Where You Can Find More Information.”

Allego N.V.

Overview

Allego operates one of the largest pan-European EV public charging networks and is a provider of high value-add EV charging services to third-party customers. Its large, vehicle-agnostic European public network offers easy access for all EV car, truck and bus drivers. As of December 31, 2022, Allego owns or operates more than 33,000 public charging ports and 17,000 public and private sites across 16 countries and has had over a million unique network users, 80% of which are recurring users as of December 31, 2022. In addition, it provides a wide variety of EV-related services including site design and technical layout, authorization and billing, and operations and maintenance to more than 400 customers that include fleets and corporations, charging hosts, original equipment manufacturers (“OEMs”), and municipalities.

Corporate Information

Allego was formed under the laws of the Netherlands in 2021 as a private limited liability company (besloten venootschap met beperkte aansprakelijkeid) and was converted into a public limited liability company (naamloze vennootschap) on the Closing Date. The mailing address of Allego’s registered office is Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands, and Allego’s phone number is +31(0)88 033 3033. Allego’s principal website address is www.allego.eu. We do not incorporate the information contained on, or accessible through, Allego’s websites into this prospectus, and you should not consider it as a part of this prospectus. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is www.sec.gov.

Implications of Being an “Emerging Growth Company,” a “Foreign Private Issuer” and a “Controlled Company”

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•

not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

The Company is also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. This means that, even after the Company no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	the SEC rules on disclosure of compensation on an individual basis, unless individual disclosure is required in our home country (the Netherlands) or is otherwise publicly disclosed by us.

The Company may take advantage of these reporting exemptions until such time as it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

For purposes of NYSE listing rules, the Company is a “controlled company.” Under NYSE listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Madeleine owns approximately 74.0% of the outstanding Ordinary Shares and has the right to direct the voting of an additional approximately 14.9% of our outstanding Ordinary Shares, pursuant to an irrevocable voting power of attorney granted by another investor in the Company. Accordingly, although the Company will be eligible to take advantage of certain exemptions from certain NYSE corporate governance standards, it currently does not intend to do so except for the quorum requirement discussed above.

SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the Company’s Ordinary Shares and Warrants.

We are registering the issuance by us of up to 13,799,948 Ordinary Shares that may be issued upon exercise of Warrants at an exercise price of $11.50 per share.

We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 63,556,529 Ordinary Shares. The securities being offered by this prospectus represent a substantial percentage of our outstanding Ordinary Shares, and the sale of such securities could cause the market price of our Ordinary Shares to decline significantly.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 11 of this prospectus.

Issuance of Ordinary Shares

Ordinary Shares to be issued upon exercise of all Warrants	13,799,948

Resale of Ordinary Shares and Warrants

Ordinary Shares offered by the Selling Securityholders	63,556,529

Offering Price	The exercise price for the Ordinary Shares that may be issued upon exercise of Warrants is $11.50 per share.

The Ordinary Shares offered by the Selling Securityholders under this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See the section entitled “Plan of Distribution.”

Use of Proceeds	We will receive up to an aggregate of $158,699,402 if all the Warrants are exercised to the extent such Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will not receive any proceeds from the sale of the Ordinary Shares to be offered by the Selling Securityholders. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $11.50 per share, we believe the Warrant holders will be less likely to exercise their Warrants. As of June 6, 2023, the closing price of our Ordinary Shares was $2.36.

Dividend policy

We intend to retain all available funds and any future earnings to fund the further development and expansion of our business. Under Dutch law, we may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of its paid-in and called-up share capital plus the reserves we must maintain under Dutch law or the Articles and (if it concerns a distribution of profits) after adoption of Allego’s statutory annual accounts by the General Meeting from which it appears that such dividend distribution is allowed. Subject to those restrictions, any future determination to pay dividends or other distributions from its reserves will be at the discretion of the Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors we deem relevant. See the section entitled “Dividend Policy” for more information.

Registration Rights and Lock-Up Agreement	Certain of our shareholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods.

Market for our securities	Our Ordinary Shares and Warrants are listed on NYSE under the symbols “ALLG” and ALLG.WS,” respectively.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” for a description of certain of the risks you should consider before investing in the Company.

RISK FACTORS

An investment in the Company’s securities carries a significant degree of risk. Before you decide to purchase the Company’s securities, you should carefully consider all risk factors set forth in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in the 2022 Form 20-F or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future or by information in the applicable prospectus supplement. See “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of the Company’s securities could decline and you could lose part or all of your investment.

USE OF PROCEEDS

We will receive up to an aggregate of $158,699,402 if all of the Warrants are exercised to the extent such Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $11.50 per share, we believe the Warrant holders will be less likely to exercise their Warrants. As of June 6, 2023, the closing price of our Ordinary Shares was $2.36.

DIVIDEND POLICY

Allego has never paid or declared any cash dividends in the past, and Allego does not anticipate paying any cash dividends in the foreseeable future. Allego intends to retain all available funds and any future earnings to fund the further development and expansion of its business. Under Dutch law, Allego may only pay dividends and other distributions from its reserves to the extent its shareholders’ equity (eigen vermogen) exceeds the sum of its paid-in and called-up share capital plus the reserves Allego must maintain under Dutch law or the Articles and (if it concerns a distribution of profits) after adoption of Allego’s statutory annual accounts by the General Meeting from which it appears that such dividend distribution is allowed. Subject to those restrictions, any future determination to pay dividends or other distributions from its reserves will be at the discretion of the Board and will depend upon a number of factors, including Allego’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors Allego deems relevant.

Under the Articles, the Board may decide that all or part of the profits shown in Allego’s adopted statutory annual accounts will be added to Allego’s reserves. After reservation of any such profits, any remaining profits will be at the disposal of the General Meeting at the proposal of the Board for distribution on the Ordinary Shares, subject to applicable restrictions of Dutch law. The Board is permitted, subject to certain requirements and applicable restrictions of Dutch law, to declare interim dividends without the approval of the General Meeting. Dividends and other distributions shall be made payable no later than a date determined by the Board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to Allego (verjaring).

Allego may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution Allego is not able to pay its due and collectable debts, then its shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to Allego’s creditors. Allego has never declared or paid any cash dividends and Allego has no plan to declare or pay any dividends in the foreseeable future on Ordinary Shares. Allego currently intends to retain any earnings for future operations and expansion.

Since Allego is a holding company, its ability to pay dividends will be dependent upon the financial condition, liquidity and results of operations of, and Allego’s receipt of dividends, loans or other funds from, its subsidiaries. Allego’s subsidiaries are separate and distinct legal entities and have no obligation to make funds available to Allego. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which Allego’s subsidiaries may pay dividends, make loans or otherwise provide funds to Allego.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2022. The information in this table should be read in conjunction with “Item 5. Operating and Financial Review and Prospects” and the audited annual consolidated financial statements of Allego as of December 31, 2022 and 2021 and for each of the three years ended December 31, 2022, 2021, and 2020, including the related notes thereto, each of which is included in the 2022 Form 20-F incorporated by reference into this prospectus.

As of December 31, 2022	(€ in thousands)
Non-current assets	270,193
Cash and cash equivalents	83,022
Other current assets	84,444

Total assets	437,659
Current liabilities	91,678
Non-current liabilities	318,223
Total liabilities	409,901
Share capital	32,061
Share Premium	365,900

Reserves	(6,860)

Accumulated deficit	(364,088)

Non-controlling interests	745
Total shareholders’ equity	27,758

DESCRIPTION OF SECURITIES

This section of the prospectus includes a description of the material terms of the Articles and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of the Articles, which are attached as an exhibit to this prospectus. We urge you to read the full text of the Articles.

Overview

Allego was incorporated pursuant to Dutch law on June 3, 2021. Allego’s corporate affairs are governed by the Articles, the rules of the Board, Allego’s other internal rules and policies and by Dutch law. Allego is registered with the Dutch Trade Register under number 73283754. Allego’s corporate seat is in Arnhem, the Netherlands, and Allego’s office address is Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands. As of the date of this prospectus, Allego is a Dutch public limited liability company (naamloze vennootschap).

Share Capital

Authorized Share Capital

As of the date of this prospectus, Allego has an authorized share capital in the amount of € 108,000,000, divided into 900,000,000 Ordinary Shares, each with a nominal value of € 0.12. Under Dutch law, Allego’s authorized share capital is the maximum capital that Allego may issue without amending the Articles. An amendment of the Articles would require a resolution of General Meeting upon proposal by the Board.

The Articles provide that, for as long as any Ordinary Shares are admitted to trading on NYSE or on any other regulated stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of Ordinary Shares reflected in the register administered by Allego’s transfer agent, subject to certain overriding exceptions under Dutch law. Such resolution, as well as a resolution to revoke such designation, has been made public in accordance with applicable law and has been deposited at the offices of the Company and the Dutch Trade Register for inspection.

Ordinary Shares

The following summarizes the material rights of holders of Ordinary Shares:

•	each holder of Ordinary Shares is entitled to one vote per Ordinary Share on all matters to be voted on by shareholders generally, including the appointment of directors;

•	there are no cumulative voting rights;

•	the holders of Ordinary Shares are entitled to dividends and other distributions as may be declared from time to time by Allego out of funds legally available for that purpose, if any;

•

upon Allego’s liquidation and dissolution, the holders of Ordinary Shares will be entitled to share ratably in the distribution of all of Allego’s assets remaining available for distribution after satisfaction of all Allego’s liabilities; and

•

the holders of Ordinary Shares have pre-emption rights in case of share issuances or the grant of rights to subscribe for shares, except if such rights are limited or excluded by the corporate body authorized to do so and except in such cases as provided by Dutch law and the Articles.

Assumed Warrants

Spartan investors obtained ownership interests in Allego through a reverse triangular merger, whereby at the effective time thereof (“Effective Time”), Allego entered into the Warrant Assumption Agreement, and pursuant thereto, each of the Spartan Warrants were automatically converted into an Assumed Warrant, which such Assumed Warrant is subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding Spartan Warrant immediately prior to the Effective Time.

Each whole Assumed Warrant entitles the registered holder to purchase one whole Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, provided that Allego has an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the Assumed Warrants and a current prospectus relating to them is available (or Allego permits holders to exercise their Assumed Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrantholder may exercise its Assumed Warrants only for a whole number of Ordinary Shares. This means that only a whole Assumed Warrant may be exercised at any given time by a warrantholder. No fractional Assumed Warrants will be issued upon separation of the units and only whole Assumed Warrants will trade.

Redemption of Assumed Warrants when the price per Ordinary Share equals or exceeds $18.00.

Allego may redeem the outstanding public Assumed Warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per Assumed Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrantholder; and

•

if, and only if, the last reported sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-day trading period ending on the third trading day prior to the date on which Allego sends the notice of redemption to the warrantholders.

Allego will not redeem the Assumed Warrants as described above unless a registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the applicable Assumed Warrants is effective and a current prospectus relating to those Ordinary Shares is available throughout the 30-day redemption period. If and when the Assumed Warrants become redeemable by Allego, Allego may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and Allego issues a notice of redemption of the Assumed Warrants, each warrantholder will be entitled to exercise his, her or its Assumed Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Assumed Warrants when the price per Ordinary Share equals or exceeds $10.00.

Allego may redeem the outstanding public Assumed Warrants for cash:

•	in whole and not in part;

•

at a price of $0.10 per Assumed Warrant, provided that holders will be able to exercise their Assumed Warrants on a cashless basis prior to redemption and receive that number of Ordinary Shares determined in accordance with the Warrant Agreement, based on the redemption date and the “fair market value” of Ordinary Shares except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrantholder; and

•

if, and only if, the last reported sale price of the Ordinary Shares equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which Allego sends the notice of redemption to the warrantholders.

Beginning on the date the notice of redemption is given until the Assumed Warrants are redeemed or exercised, holders may elect to exercise their Assumed Warrants on a cashless basis. The “fair market value” of the Ordinary Shares shall mean the average last reported sale price of the Ordinary Shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Assumed Warrants. Allego will provide warrantholders with the final fair market value no later than one business day after the ten-trading day period described above ends.

Redemption Procedures

A holder of an Assumed Warrant may notify Allego in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Assumed Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Assumed Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a stock dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the average last reported sale price of Ordinary Shares as reported for the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Assumed Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the Assumed Warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Assumed Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter. The Warrant Agreement provides that no adjustment to the number of Ordinary Shares issuable upon exercise of an Assumed Warrant will be required until cumulative adjustments amount to 1% or more of the number of Ordinary Shares issuable upon exercise of an Assumed Warrant as last adjusted.

Any such adjustments that are not made will be carried forward and taken into account in any subsequent adjustment. All such carried forward adjustments will be made (i) in connection with any subsequent adjustment that (taken together with such carried forward adjustments) would result in a change of at least 1% in the number of Ordinary Shares issuable upon exercise of an Assumed Warrant and (ii) on the exercise date of any Assumed Warrant.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of Allego with or into another corporation (other than a consolidation or merger in which Allego is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Allego as an entirety or substantially as an entirety in connection with which Allego is dissolved, the holders of the Assumed Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Assumed Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Assumed Warrants would have received if such holder had exercised his, her or its Assumed Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Assumed Warrant properly exercises the Assumed Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Assumed Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Assumed Warrants when an extraordinary transaction occurs during the exercise period of the Assumed Warrants pursuant to which the holders of the Assumed Warrants otherwise do not receive the full potential value of the Assumed Warrants. The Assumed Warrant exercise price will not be adjusted for other events.

The Warrant Agreement provides that the terms of the Assumed Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public Assumed Warrants to make any change that adversely affects the interests of the registered holders of public Assumed Warrants. You should review a copy of the Warrant Agreement, which is filed as an exhibit to this prospectus for a complete description of the terms and conditions applicable to the Assumed Warrants.

The Assumed Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Allego, for the number of Assumed Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Ordinary Shares or any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Assumed Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Assumed Warrants. If, upon exercise of the Assumed Warrants, a holder would be entitled to receive a fractional interest in a share, Allego will, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the warrantholder.

Allego has agreed that any action, proceeding or claim against it arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of

New York or the United States District Court for the Southern District of New York, and Allego has irrevocably submitted to such jurisdiction, which will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors.” However, there is uncertainty as to whether a court would enforce this provision and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Assumed Warrants that were Private Placement Warrants

On April 20, 2022, a permitted transferee of the Sponsor exercised the Assumed Warrants that were Private Placement Warrants on a cashless basis. As a result of the exercise, on April 23, 2022, all of the outstanding Assumed Warrants that were Private Placement Warrants were surrendered and the underlying shares were issued.

Shareholders’ Register

Pursuant to Dutch law and the Articles, Allego must keep its shareholders’ register accurate and current. The Board keeps the shareholders’ register and records names and addresses of all holders of registered shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of Allego as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) on registered shares belonging to another or a pledge (pandrecht) in respect of such shares. The Ordinary Shares listed in this transaction will be held through the Depository Trust Company (“DTC”). Therefore, DTC or its nominee will be recorded in the shareholders’ register as the holder of those Ordinary Shares. The Ordinary Shares shall be in registered form (op naam).

Allego may issue share certificates (aandeelbewijzen) for registered shares in such form as may be approved by the Board.

Limitations on the Rights to Own Securities

Ordinary Shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. The Articles contain no limitation on the rights to own Allego’s shares and no limitation on the rights of non-residents of the Netherlands or foreign shareholders to hold or exercise voting rights.

Limitation on Liability and Indemnification Matters

Under Dutch law, the members of the Board may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to Allego and to third parties for infringement of the Articles or of certain provisions of Dutch law. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Subject to certain exceptions, the Articles provide for indemnification of Allego’s current and former directors and other current and former officers and employees as designated by the Board. No indemnification under the Articles shall be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/ or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against Allego, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to the Articles, pursuant to an agreement between such indemnified person and Allego which has been approved by the Board or pursuant to insurance taken out by Allego for the benefit of such indemnified person; and

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without Allego’s prior consent.

Under the Articles, the Board may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

General Meeting of Shareholders and Voting Rights

General Meeting of Shareholders

General Meetings may be held in Amsterdam, Arnhem, Assen, The Hague, Haarlem, ‘s-Hertogenbosch, Groningen, Leeuwarden, Lelystad, Maastricht, Middelburg, Rotterdam, Schiphol (Haarlemmermeer), Utrecht or Zwolle, all in the Netherlands. The annual General Meeting must be held within six months of the end of each financial year. Additional extraordinary General Meetings may also be held, whenever considered appropriate by the Board and shall be held within three months after the Board has considered it to be likely that Allego’s shareholders’ equity (eigen vermogen) has decreased to an amount equal to or lower than half of Allego’s paid-in and called up share capital, in order to discuss the measures to be taken if so required.

Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of Allego’s issued share capital may request Allego to convene a General Meeting, setting out in detail the matters to be discussed. If the Board has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the proponent(s) may, on their application, be authorized by a competent Dutch court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the proponent(s) has/have previously requested the Board to convene a General Meeting and the Board has not taken the necessary steps so that the General Meeting could be held within six weeks after the request.

A General Meeting must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the General Meeting by proxy, as well as other information as required by Dutch law. Allego will observe the statutory minimum convening notice period for a General Meeting. The agenda for the annual General Meeting shall include, among other things, the adoption of Allego’s statutory annual accounts, appropriation of Allego’s profits and proposals relating to the composition of the Board, including the filling of any vacancies. In addition, the agenda shall include such items as have been included therein by the Board. The agenda shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law representing at least 3% of Allego’s issued share capital. These requests must be made in writing or by electronic means and received by the Board at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the Dutch Corporate Governance Code (the “DCGC”) and Allego’s Articles, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting the Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in Allego’s strategy (for example, the dismissal of members of the Board), the Board must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, the Board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and must explore the alternatives. At the end of the response time, the Board must report on this consultation and the exploration of alternatives to the General Meeting. The response period may be invoked only once for any given General Meeting and shall not apply: (a) in respect of a matter for which either a response period or a statutory cooling-off period (as described below) has been previously invoked; or (b) if a shareholder holds at least 75% of Allego’s issued share capital as a consequence of a successful public bid.

Moreover, the Board can invoke a cooling-off period of up to 250 days when shareholders, using either their shareholder proposal right or their right to request a General Meeting, propose an agenda item for the General Meeting to dismiss, suspend or appoint a member of the Board (or to amend any provision in the Articles dealing with those matters) or when a public offer for Allego is made or announced without Allego’s support, provided, in each case, that the Board believes that such proposal or offer materially conflicts with the interests of Allego and its business. During a cooling-off period, the General Meeting cannot dismiss, suspend or appoint members of the Board (or amend the provisions in the Articles dealing with those matters) except at the proposal of the Board. During a cooling-off period, the Board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of Allego’s issued share capital at the time the cooling-off period was invoked, as well as with Allego’s Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on Allego’s website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, the Board of directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on Allego’s website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at Allego’s office and must be tabled for discussion at the next General Meeting. Shareholders representing at least 3% of Allego’s issued share capital may request the Dutch Enterprise Chamber of the Amsterdam Court of Appeals (the “Enterprise Chamber”) (Ondernemingskamer) for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

a. the Board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have come to the conclusion that the relevant shareholder proposal or hostile offer constituted a material conflict with the interests of Allego and its business;

b. the Board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; and

c. if other defensive measures have been activated during the cooling-off period and not terminated or suspended at the relevant shareholders’ request within a reasonable period following the request (i.e., no ‘stacking’ of defensive measures).

The General Meeting is presided over by the chairperson of the Board. If no chairperson has been elected or if he or she is not present at the meeting, the General Meeting shall be presided over by the vice-chairperson of the Board. If no vice-chairperson has been elected or if he or she is not present at the meeting, the General Meeting shall be presided over by a person designated in accordance with the Articles. Directors may always attend a General Meeting. In these meetings, they have an advisory vote. The chairperson of the General Meeting may decide at his or her discretion to admit other persons to the meeting.

All shareholders and others with meeting rights under Dutch law are authorized to attend the General Meeting, to address the meeting and, in so far as they have such right, to vote pro rata to his or her shareholding. Shareholders may exercise these rights, if they are the holders of Ordinary Shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the General Meeting. Under the Articles, shareholders and others with meeting rights under Dutch law must notify Allego in writing or by electronic means of their identity and intention to attend the General Meeting. This notice must be received by Allego ultimately on the seventh day prior to the General Meeting, unless indicated otherwise when such meeting is convened.

Each Allego Ordinary Share confers the right on the holder to cast one vote at the General Meeting. Shareholders may vote by proxy. No votes may be cast at a General Meeting on Ordinary Shares held by Allego or its subsidiaries or on Ordinary Shares for which Allego or its subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of Ordinary Shares held by Allego or its subsidiaries in its share capital are not excluded from the right to vote on such Ordinary Shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such Ordinary Shares were acquired by Allego or any of its subsidiaries. Neither Allego nor any of its subsidiaries may cast votes in respect of an Ordinary Share on which Allego or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Ordinary Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a General Meeting.

Decisions of the General Meeting are taken by a simple majority of votes cast, except where Dutch law or the Articles provide for a qualified majority or unanimity.

Directors

Appointment of Directors

Allego’s directors are appointed by the General Meeting upon binding nomination by the Board. However, the General Meeting may at all times overrule a binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the General Meeting overrules a binding nomination, the Board shall make a new nomination.

The Board adopted a diversity policy for the composition of the Board, as well as a profile for the composition of the Board. The Board shall make any nomination for the appointment of a director with due regard to the rules and principles set forth in such diversity policy and profile, as applicable.

At a General Meeting, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that General Meeting or in the explanatory notes thereto.

Duties and Liabilities of Directors

Under Dutch law, the Board is charged with the management of Allego, subject to the restrictions contained in the Articles. The executive directors manage Allego’s day-to-day business and operations and implement Allego’s strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and Allego’s general state of affairs. The directors may divide their tasks among themselves in or pursuant to internal rules. Each director has a statutory duty to act in the corporate interest of Allego and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of Allego also applies in the event of a proposed sale or break-up of Allego, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed.

Certain Other Major Transactions

The Articles and Dutch law provide that resolutions of the Board concerning a material change to the identity or the character of Allego or the business are subject to the approval of Allego shareholders at the General Meeting. Such changes include:

•	transferring the business or materially all of the business to a third-party;

•

entering into or terminating a long-lasting alliance of Allego or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or general partnership, if this alliance or termination is of significant importance for Allego; and

•

acquiring or disposing of an interest in the capital of a company by Allego or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if Allego prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in Allego’s most recently adopted annual accounts.

Dividends and Other Distributions

Dividends

Allego has never paid or declared any cash dividends in the past, and Allego does not anticipate paying any cash dividends in the foreseeable future. Allego intends to retain all available funds and any future earnings to fund the further development and expansion of its business. See the section entitled “Dividend Policy” for more information.

Exchange Controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations, applicable anti-money-laundering regulations and similar rules and provided that, under circumstances, payments of such dividends or other distributions must be reported to the Dutch Central Bank at their request for statistical purposes. There are no special restrictions in the Articles or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.

Squeeze-Out Procedure

A shareholder who holds at least 95% of Allego’s issued share capital for his or her own account, alone or together with group companies, may initiate proceedings against Allego’s other shareholders jointly for the transfer of their Ordinary Shares to such shareholder. The proceedings are held before the Enterprise Chamber and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the Ordinary Shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the Ordinary Shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the Ordinary Shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

Dissolution and Liquidation

Under the Articles, Allego may be dissolved by a resolution of the General Meeting, subject to a proposal of the Board. In the event of a dissolution, the liquidation shall be effected by the Board, unless the General Meeting decides otherwise. During liquidation, the provisions of the Articles will remain in force as far as possible. To the extent that any assets remain after payment of all of Allego’s liabilities, any remaining assets shall be distributed to Allego’s shareholders in proportion to their number of Ordinary Shares.

Federal Forum Provision

Under the Articles, unless Allego consents in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, or the Exchange Act, to the fullest extent permitted by applicable law, shall be the U.S. federal district courts. For further information regarding the limitations that the forum provision may impose and the uncertainty as to whether a court would enforce such provisions with respect to the Securities Act or the Exchange Act and the rules and regulations thereunder, see the section entitled “Risk Factors” in this prospectus and any risk factors described in any applicable prospectus supplement and in our SEC filings that are incorporated by reference in this prospectus.

SELLING SECURITYHOLDERS

This prospectus relates in part to the offer and sale from time to time by the Selling Securityholders, or their permitted transferees, of up to 63,556,529 Ordinary Shares, which includes (i) 13,700,000 Ordinary Shares that were issued in exchange for Spartan Founders Stock, originally purchased at a price of approximately $0.002 per share, upon the closing of the Business Combination, (ii) 7,423,586 Ordinary Shares issued to the Private Placement Investors at a price of $10.00 on the closing of the Business Combination, (iii) 41,097,994 Ordinary Shares that were issued in exchange for Allego Holding Shares to E8 Investor as compensation under the Special Fees Agreement, based on a value of Allego and its subsidiaries of $10.00 per share, upon the closing of the Business Combination and (iv) 1,334,949 Ordinary Shares that were issued to AP PPW at a price of $11.50 per share on a cashless exercise basis upon its exercise of 9,360,000 Warrants to purchase Ordinary Shares, which were originally Private Placement Warrants purchased at a price of $1.50 per Private Placement Warrant that were automatically converted into Warrants upon the closing of the Business Combination.

The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interests in the Ordinary Shares other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders for which we are registering Ordinary Shares for resale to the public, the aggregate number of Ordinary Shares and/or Warrants beneficially owned, and the aggregate number of Ordinary Shares that the Selling Securityholders may offer pursuant to this prospectus. For purposes of the “Ordinary Shares” table below, we have based percentage ownership on 267,177,592 Ordinary Shares outstanding as of May 16, 2023.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Ordinary Shares. As such, we are unable to declare the number of Ordinary Shares that the Selling Securityholders will retain after any such sale. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Certain of our shareholders are subject to restrictions on transfer until termination of applicable lock-up periods.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Ordinary Shares
	Securities Beneficially Owned prior to this Offering		Maximum Number of Securities to be Sold in this Offering	Securities Beneficially Owned after this Offering
Name of Selling Securityholder	Ordinary Shares	Percentage(1)	Ordinary Shares	Ordinary Shares	Percentage(1)
E8 Investor(2)	41,097,994	15.38%	41,097,994	—	—
Spartan Acquisition Sponsor III and affiliates(3)	18,706,989	7.00%	18,706,989	—	—
Palantir Technologies Inc.(4)	1,251,546	*	1,251,546	—	—
Fisker Group Inc.(5)	1,000,000	*	1,000,000	—	—
ECP Energy Transition Opportunities Fund A, LP(6)	914,175	*	914,175	—	—
Landis+Gyr AG(7)	500,000	*	500,000	—	—
ECP Energy Transition Opportunities Fund B, LP(6)	85,825	*	85,825	—	—

*	Less than one percent of outstanding Ordinary Shares.
(1)

In calculating the percentages, (a) the numerator is calculated by adding the aggregate number of Ordinary Shares held by such beneficial owner and the total number of Warrants held by such beneficial owner (if any); and (b) the denominator, unless otherwise noted, is calculated by adding the aggregate number of Ordinary Shares outstanding and the number of Ordinary Shares issuable upon the exercise of Warrants held by such beneficial owner, if any (but not the number of Ordinary Shares issuable upon the exercise of Warrants held by any other beneficial owner).

(2)

Investment decisions with respect to the Ordinary Shares held by E8 Investor are made by Messrs. Bruno Heintz and Jean-Marc Oury. 39,876,396 of such Ordinary Shares are subject to the irrevocable voting power of attorney granted by E8 Investor to Madeleine in the Irrevocable Power of Attorney and Prior Consent Agreement PoA Agreement entered into on April 14, 2021 and amended on March 28, 2022. The registered office of E8 Investor is located at 75 avenue des Champs Elysées, 75008 Paris.

(3)

Consists of (i) 13,700,000 Ordinary Shares held by the Sponsor, (ii) 3,672,040 Ordinary Shares acquired by AP Spartan Energy Holdings III (PIPE), LLC (“Pipe Holdings”), an affiliate of the Sponsor, in the Private Placement and (iii) 1,334,949 Ordinary Shares held by AP Spartan Energy Holdings III (PPW), LLC (“AP PPW”) that were issued upon exercise of 9,360,000 Warrants. Pipe Holdings, AP PPW and the Sponsor are each managed by affiliates of Apollo Global Management, Inc. Apollo Natural Resources Partners (P2) III, L.P. (“ANRP (P2)”) and ANRP III (NGL Debt), L.P. (“NGL Debt”) are the members of Pipe Holdings. ANRP (P2) and ANRP III Intermediate Holdings II, L.P. (“ANRP Intermediate”) are the members of AP PPW. Apollo ANRP Advisors III (P2), L.P. (“ANRP Advisors (P2)”) is the general partner of ANRP (P2). AP Spartan Energy Holdings III, L.P. (“AP Spartan”) is the sole member of the Sponsor. Apollo ANRP Advisors III, L.P. (“ANRP Advisors”) is the general partner of each of ANRP Intermediate, NGL Debt and AP Spartan. Apollo ANRP Capital Management III, LLC (“ANRP Capital Management”) is the general partner of ANRP Advisors (P2) and ANRP Advisors. APH Holdings, L.P. (“APH Holdings”) is the sole member of ANRP Capital Management. Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”) is the general partner of APH Holdings. Marc Rowan, Scott Kleinman and James Zelter are the directors of Principal Holdings III GP, and as such may be deemed to have voting and dispositive control of the ordinary shares held of record by AP PPW, Pipe Holdings and the Sponsor. The address of each of the Sponsor, AP Spartan, AP PPW, PIPE Holdings, ANRP (P2), ANRP Intermediate, NGL Debt, and Messrs. Rowan, Kleinman and Zelter is 9 West 57th Street, 42nd Floor, New York, New York 10019. The address of each of ANRP Advisors, ANRP Advisors (P2) and Principal Holdings III GP is c/o Walkers Corporate Limited; Cayman Corporate Centre; 27 Hospital Road; George Town; Grand Cayman KY1-9008. The address of each of ANRP Capital Management and APH Holdings is One Manhattanville Road, Suite 201, Purchase, New York, 10577.

(4)

Palantir Technologies Inc. is a corporation and is currently controlled by its board of directors. For more information, please see Palantir Technologies Inc.’s public filings with the SEC. Allego is a customer of Palantir Technologies Inc. The address of Palantir Technologies Inc. is 1200 17th Street, Floor 15, Denver, CO 80202.

(5)	The Selling Securityholder is a wholly-owned direct subsidiary of Fisker Inc., a publicly held entity. Fisker Inc. exercises sole investment power over the Selling Securityholder’s securities.
(6)

ECP ControlCo, LLC (“ECP ControlCo”) is the managing member of ECP Energy Transition Opportunities, LLC (“ECP Energy Transition LLC”), which is the general partner of ECP Energy Transition Opportunities GP, LP (“ECP Energy Transition GP”), which is the general partner of each of ECP Energy Transition Opportunities Fund A, LP and ECP Energy Transition Opportunities Fund B, LP (together with ECP Energy Transition Opportunities Fund A, LP, the “ECP Energy Transition Funds”). As such, each of ECP ControlCo, ECP Energy Transition LLC and ECP Energy Transition GP may be deemed to beneficially own the shares beneficially owned by the ECP Energy Transition Funds. Douglas Kimmelman, Andrew Singer, Peter Labbat, Tyler Reeder and Rahman D’Argenio are the managing members of ECP ControlCo and share the power to vote and dispose of the securities beneficially owned by ECP Control Co. Messrs. Kimmelman, Singer, Labbat, Reeder and D’Argenio disclaim any beneficial ownership of the shares beneficially owned by ECP ControlCo except to the extent of their indirect pecuniary interest in such shares. The address for each person and entity in this footnote is 40 Beechwood Road, Summit, NJ 07901.

(7)	The Selling Securityholder is a wholly-owned subsidiary of Landis+Gyr Group AG, a publicly held entity listed on the SIX Swiss Exchange.

MATERIAL DUTCH TAX CONSIDERATIONS

The section only outlines certain material Dutch tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Warrants. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of Ordinary Shares or Warrants and does not purport to describe the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. For Dutch tax law purposes, a holder of Ordinary Shares or Warrants may include an individual or entity not holding the legal title to such Ordinary Shares or Warrants, but to whom, or to which, the Ordinary Shares or Warrants are, or the income thereof is, nevertheless attributed based either on the individual or entity owning a beneficial interest in the Ordinary Shares or Warrants or on specific statutory provisions. These include statutory provisions attributing the Ordinary Shares or Warrants to an individual who, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Ordinary Shares or Warrants.

This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, ownership and disposition of Ordinary Shares or Warrants. In view of its general nature, this section should be treated with corresponding caution. Holders or prospective holders of Ordinary Shares and Warrants should consult their own tax advisors regarding the Dutch tax consequences relating to the acquisition, ownership and disposition of Ordinary Shares and Warrants in light of their particular circumstances.

Please note that this summary does not describe the Dutch tax consequences for a holder of Ordinary Shares or Warrants who:

i.

has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in Allego under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

ii.

applies the participation exemption (deelnemingsvrijstelling) with respect to the Ordinary Shares or Warrants for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of 5% or more in a company’s nominal paid-up share capital qualifies as a participation (deelneming). A holder may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or (b) the company in which the shares are held is a related entity (statutorily defined term);

iii.

is entitled to the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the Ordinary Shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting). Generally, a holder of Ordinary Shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in Allego’s nominal paid-up share capital;

iv.

is a pension fund, investment institution (fiscale beleggingsinstelling) or a tax exempt investment institution (vrijgestelde beleggingsinstelling) (each as defined in the Dutch Corporate Income Tax Act 1969) or another entity that is, in whole or in part, not subject to or exempt from Dutch corporate income tax, is an entity that has a function comparable to an investment institution or tax exempt investment institution, or that is exempt from corporate income tax in its country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards; and

v.

is an individual for whom the Ordinary Shares or Warrants or any benefit derived from the Ordinary Shares or Warrants is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001).

Withholding tax

Dividends distributed by Allego generally are subject to Dutch dividend withholding tax at a rate of 15%. Generally, Allego is responsible for the withholding of such dividend withholding tax at its source; the Dutch dividend withholding tax is for the account of the holder of Ordinary Shares or Warrants.

The expression “dividends distributed” includes, among other things:

i.	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

ii.

liquidation proceeds, proceeds from the redemption of Ordinary Shares or proceeds from the repurchase of Ordinary Shares (other than as temporary portfolio investment; tijdelijke belegging) by Allego or one of its subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those Ordinary Shares as recognized for Dutch dividend withholding tax purposes;

iii.

an amount equal to the par value of Ordinary Shares issued or an increase of the par value of Ordinary Shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

iv.

partial repayment of the paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent Allego has net profits (zuivere winst), unless (i) the General Meeting has resolved in advance to make such repayment and (ii) the par value of the Ordinary Shares concerned has been reduced by an equal amount by way of an amendment of Allego’s Articles. The term “net profits” includes anticipated profits that are yet to be realized.

Corporate legal entities which are resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (“Dutch Resident Entities”) generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Individuals who are resident or deemed to be resident of the Netherlands for Dutch personal income tax purposes (“Dutch Resident Individuals”) generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch income tax liability and to a refund of any residual Dutch dividend withholding tax.

The above generally also applies to holders of Ordinary Shares or Warrants that are neither resident nor deemed to be resident of the Netherlands (“Non-Resident Holders”) if the Ordinary Shares or Warrants are attributable to a Dutch permanent establishment of such Non-Resident Holder.

A holder of Ordinary Shares or Warrants resident of a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reductions of, or full or partial refunds of, Dutch dividend withholding tax under Dutch national tax legislation, EU law, or a double taxation convention in effect between the Netherlands and such other country.

Warrants

The exercise of Warrants does in our view not give rise to Dutch dividend withholding tax, except to the extent (i) the exercise price is below the par value of an Ordinary Share (currently, the par value per Ordinary Share is €0.12 and the exercise price is $11.50 and (ii) such difference is not charged against Allego’s share premium reserve recognized for Dutch dividend withholding tax purposes. If any Dutch dividend withholding tax due is not effectively withheld for the account of the relevant holder of a Warrant, Dutch dividend withholding tax shall be due by Allego on a grossed-up basis, meaning that the Dutch dividend withholding tax basis shall be equal to the amount referred to in the preceding sentence multiplied by 100/85.

In addition, it cannot be excluded that payments made in consideration for a repurchase or redemption of a Warrant or a full or partial cash settlement of the Warrant are in part subject to Dutch dividend withholding tax. To date, no authoritative case law of the Dutch courts has been made publicly available in this respect.

Exceptions and relief from Dutch dividend withholding tax may apply as set forth in the preceding paragraph.

Dividend stripping. According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends Allego paid is not considered the beneficial owner (uiteindelijk gerechtigde; as described in the Dutch Dividend Withholding Tax Act 1965) of those dividends. This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention. Conditional withholding tax on dividends as of January 1, 2024. As of January 1, 2024, a Dutch conditional withholding tax will be imposed on dividends distributed by Allego to entities related (gelieerd) to Allego (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021), if such related entity:

i.

is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

ii.	has a permanent establishment located in a Listed Jurisdiction to which the Ordinary Shares or Warrants are attributable; or

iii.

holds the Ordinary Shares or Warrants with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

iv.

is not considered to be the beneficial owner of the Ordinary Shares or Warrants in its jurisdiction of residences because such jurisdiction treats another entity as the beneficial owner of the Ordinary Shares or Warrants (a hybrid mismatch); or

v.	is not resident in any jurisdiction (also a hybrid mismatch); or

vi.

is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid which is related (gelieerd) to the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by Allego without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021.

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (2023: 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (2023: 25.8%).

Taxes on income and capital gains

Dutch Resident Entities. Generally, if the holder of Ordinary Shares or Warrants is a Dutch Resident Entity, any income derived or deemed to be derived from the Ordinary Shares or Warrants or any capital gain or loss realized on the disposal or deemed disposal of Ordinary Shares or exercise, as applicable, of the Warrants is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2023).

Dutch Resident Individuals. If the holder of Ordinary Shares or Warrants is a Dutch Resident Individuals, any income derived or deemed to be derived from the Ordinary Shares or Warrants or any capital gain or loss realized on the disposal or deemed disposal of the Ordinary Shares or exercise, as applicable, of the Warrants is taxable at the progressive Dutch income tax rates (with a maximum of 49.5% in 2023), if:

i.

the Ordinary Shares or Warrants are attributable to an enterprise from which the holder of Ordinary Shares or Warrants derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

ii.

the holder of Ordinary Shares or Warrants is considered to perform activities with respect to the Ordinary Shares or Warrants that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the Ordinary Shares or Warrants that are taxable as benefits from other activities (resultaat uit overige werkzaamheden).

Taxation of savings and investments. If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the Ordinary Shares or Warrants will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual income or capital gains realized in respect of the Ordinary Shares or Warrants are as such not subject to Dutch income tax.

The Dutch Resident Individual’s assets and liabilities taxed under this regime, including the Ordinary Shares, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including the Ordinary Shares and Warrants, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return divided by the sum of bank savings, other investments and liabilities and (b) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 32% (rate for 2023).

The deemed return applicable to other investments, including the Ordinary Shares and Warrants, is set at 6.17% for the calendar year 2023. Transactions in the three-month period before and after January 1 of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of Ordinary Shares or Warrants cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.

Non-residents of the Netherlands. A holder of Ordinary Shares or Warrants that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch taxes on income or capital gains in respect of any income derived or deemed to be derived from the Ordinary Shares or Warrants or in respect of any capital gain or loss realized on the disposal or deemed disposal of the Ordinary Shares or Warrants, provided that:

i.

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Ordinary Shares or Warrants are attributable; and

ii.

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Ordinary Shares or Warrants that go beyond ordinary asset management and does not otherwise derive benefits from the Ordinary Shares or Warrants that are taxable as benefits from other activities in the Netherlands.

Gift and inheritance taxes

Residents of the Netherlands. Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Ordinary Shares or Warrants by way of a gift by, or on the death of, a holder of Ordinary Shares or Warrants who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.

Non-residents of the Netherlands. No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Ordinary Shares or Warrants by way of a gift by, or on the death of, a holder of Ordinary Shares or Warrants who is neither resident nor deemed to be resident of the Netherlands, unless:

i.

in the case of a gift of an Ordinary Share or Warrant by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands;

ii.

in the case of a gift of an Ordinary Share or arrant is made under a condition precedent, the holder of the Ordinary Share or Warrant is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

iii.	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value added tax (“VAT”)

No Dutch VAT will be payable by a holder of Ordinary Shares or Warrants in respect of any payment in consideration for the ownership or disposition of the Ordinary Shares or Warrants.

Real Property Transfer Tax

Under circumstances, the Ordinary Shares or Warrants could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in the Netherlands, in which case this tax could be payable upon acquisition of the Ordinary Shares or Warrants.

The Ordinary Shares and Warrants will generally not be treated as real property (fictieve onroerende zaken) if at the time of, or at any time during the year preceding, the acquisition of the Ordinary Shares or Warrants:

i.	our assets do not and did not include real property situated in the Netherlands; or

ii.

our assets only include and included real property, situated either in or outside the Netherlands, that we do not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give us economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property (fictieve onroerende zaken).

Our assets do not include and have not included real property situated in the Netherlands as described above.

Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of the Ordinary Shares or Warrants.

Other taxes and duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable in respect of or in connection with the execution and/or enforcement (including by legal proceedings and including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the issue of the Ordinary Shares or Warrants, the performance by Allego of its obligations under such documents or any payments in consideration for the ownership or disposition of the Ordinary Shares or Warrants, notwithstanding that court fees may be due.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations to Holders (as defined below) relating to the acquisition, ownership and disposition of the Ordinary Shares and Warrants as of the date hereof. The discussion below only applies to the Ordinary Shares and Warrants held as capital assets for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	government agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former residents of the United States;

•	persons that acquired the Ordinary Shares or Warrants pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Ordinary Shares or Warrants;

•	persons holding the Ordinary Shares or Warrants as part of a “straddle,” constructive sale, hedging, integrated transactions or similar transactions;

•	a person whose functional currency is not the U.S. dollar;

•	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons that actually or constructively own five percent or more of any class of Allego’s stock (by vote or by value);

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•

a person required to accelerate the recognition of any item of gross income with respect to the Ordinary Shares or Warrants as a result of such income being recognized on an applicable financial statement;

•	a person actually or constructively owning 10% or more of the Ordinary Shares;

•	certain former citizens or long-term residents of the United States;

•	Selling Securityholders and Allego’s officers or directors; or

•	tax-exempt entities.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold the Ordinary Shares or Warrants through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of Ordinary Shares or Warrants, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership. This discussion assumes that Allego is not an Inverted Corporation or a Surrogate Foreign Corporation.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described in this prospectus. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES AND WARRANTS. EACH HOLDER OF ORDINARY SHARES OR WARRANTS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Holder, U.S. Holders and Non-U.S. Holder Defined

The section applies to you if you are a U.S. Holder. For purposes of this discussion, a U.S. Holder means a beneficial owner of Ordinary Shares or Warrants that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of Ordinary Shares or Warrants that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust, in each case that is not a U.S. Holder.

“U.S. Holders” and “Non-U.S. Holders” are referred to collectively herein as “Holders”.

U.S. Holders

Distributions on Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution on Ordinary Shares that is made out of Allego’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds Allego’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its Ordinary Shares, and thereafter as capital gain recognized on a sale or exchange.

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” dividends received by non-corporate U.S. Holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. There can be no assurances that Allego will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on NYSE are generally considered readily tradable on an established securities market in the United States. There can be no assurance that Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of Allego’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Allego will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.” U.S. Holders should consult with their tax advisors regarding the availability of the lower preferential rate for qualified dividend income for any dividends paid with respect to the Ordinary Shares.

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by Allego may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares and Warrants

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Ordinary Shares or Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Ordinary Shares and/or Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares or Warrants generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in such shares and/or warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to certain limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Ordinary Shares or Warrants generally will be treated as U.S. source gain or loss.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an Ordinary Share on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in the Ordinary Shares received upon exercise of the Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant exchanged therefor and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares received upon exercise of the Warrant will commence on the date of exercise of the Warrant or the immediately following date. In either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. As noted above, the deductibility of capital losses is subject to certain limitations.

The tax consequences of a cashless exercise or cashless redemption (collectively referred to herein as a “cashless exchange”) of a Warrant are not clear under current tax law. A cashless exchange may be tax-deferred, either because the exchange is not a gain realization event or, if it is treated as a realization event, because the exchange is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the Ordinary Shares received would equal the U.S. Holder’s basis in the Warrants exercised therefore. If the cashless exchange were treated as not being a gain realization event, it is unclear whether a U.S. Holder’s holding period in the Ordinary Shares would be treated as commencing on the date of exchange of the Warrants or on the immediately following date. In either case, the holding period would not include the period during which the U.S. Holder held the Warrants. If the cashless exchange were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants exchanged therefore. Allego intends to treat any cashless exchange of a Warrant occurring after its giving notice of an intention to redeem the Warrant for cash as if Allego redeemed such Warrant for shares in a cashless redemption qualifying as a recapitalization. It is also possible that a cashless exchange of a Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised Warrants treated as surrendered to pay the exercise price of the Warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the Ordinary Shares that would have been received with respect to the surrendered Warrants in a regular exercise of the Warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such Warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the Ordinary Shares received would equal the U.S. Holder’s tax basis in the Warrants exchanged plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the Ordinary Shares would commence on the date following the date of exchange (or possibly the date of exchange) of the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exchange of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exchange of Warrants.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “—Description of Securities.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution from Allego if, for example, the adjustment increases the holder’s proportionate interest in Allego’s assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise of such Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of the Ordinary Shares, or as a result of the issuance of a stock dividend to holders of the Ordinary Shares, in each case, which is taxable to the U.S. Holders of such shares as described under “—Distributions on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Warrant received a cash distribution from Allego equal to the fair market value of such increased interest. For certain information reporting purposes, Allego is required to determine the date and amount of any such constructive distributions. Proposed U.S. Treasury regulations, which Allego may rely on prior to the issuance of final regulations, specify how the date and amount of any such constructive distributions are determined.

Passive Foreign Investment Company Rules

Generally. The treatment of U.S. Holders of the Ordinary Shares could be materially different from that described above if Allego is treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of Allego is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of Allego. Further, because Allego may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that Allego is a PFIC for the current taxable year or in a future year.

If Allego is or becomes a PFIC during any year in which a U.S. Holder holds Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. Holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) qualified electing fund (“QEF”) regime, and (iii) mark-to-market regime. A U.S. Holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

Excess Distribution Regime. If you do not make a QEF election or a mark-to-market election, as described below, you will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of your Ordinary Shares, and (ii) any “excess distribution” you receive on your Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or your holding period, whichever is shorter). Generally, under this excess distribution regime:

•	the gain or excess distribution will be allocated ratably over the period during which you held your Ordinary Shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which Allego became a PFIC, will be treated as ordinary income; and

•

the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of your Ordinary Shares cannot be treated as capital gains, even if you hold the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

QEF Regime. A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely

QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if amount is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. Allego’s shareholders that are U.S. Holders subject to U.S. federal income tax should not expect that they will receive cash distributions from Allego sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions. In addition, U.S. Holders of Warrants will not be able to make a QEF election with respect to their warrants.

The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to our shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. Holder may over time be taxed on amounts that as an economic matter exceed our net profits.

A U.S. Holder’s tax basis in Ordinary Shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as QDI. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. You should consult your tax advisors as to the manner in which QEF income inclusions affect your allocable share of Allego’s income and your basis in your Ordinary Shares.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from Allego. If Allego determines that it is a PFIC for any taxable year, Allego will endeavor to provide all of the information that a U.S. Holder making a QEF election is required to obtain to make and maintain a QEF election, but there is no assurance that Allego will timely provide such information. There is also no assurance that Allego will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. In addition, if Allego holds an interest in a lower-tier PFIC (including, without limitation, in any PFIC subsidiaries), U.S. Holders will generally be subject to the PFIC rules described above with respect to any such lower-tier PFICs. There can be no assurance that a portfolio company or subsidiary in which Allego holds an interest will not qualify as a PFIC, or that a PFIC in which Allego holds an interest will provide the information necessary for a QEF election to be made by a U.S. Holder (in particular if Allego does not control that PFIC).

Mark-to-Market Regime. Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the SEC or on the national market system established under Section 11A of the Exchange Act; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that Ordinary Shares, which are listed on NYSE, will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. You may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. Holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. Holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly-traded holding company (such as Allego) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. We advise you to consult your own tax advisor to determine whether the mark-to-market tax election is available to you and the consequences resulting from such election. In addition, U.S. Holders of Warrants will not be able to make a mark-to-market election with respect to their warrants.

PFIC Reporting Requirements. A U.S. Holder of Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such Forms are properly filed.

Additional Reporting Requirements

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. Holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Ordinary Shares.

Non-U.S. Holders

A non-U.S. Holder of Ordinary Shares will not be subject to U.S. federal income tax or, subject to the discussion below under “—Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on Ordinary Shares or any gain recognized on a sale or other disposition of Ordinary Shares (including, any distribution to the extent it exceeds the adjusted basis in the non-U.S. Holder’s Ordinary Shares) unless the dividend or gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States. In addition, special rules may apply to a non-U.S. Holder that is an individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met. Such Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the sale or disposition of Ordinary Shares.

Dividends and gains that are effectively connected with a non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant, or the lapse of a Warrant held by a non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “—U.S. Holders—Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a non-U.S. Holder’s gain on the sale or other disposition of the Ordinary Shares and Warrants.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of Ordinary Shares and the proceeds received on the disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 13,799,948 Ordinary Shares that are issuable upon the exercise of 13,799,948 Warrants to purchase Ordinary Shares, which were originally Public Warrants issued in the IPO at a price of $10.00 per unit, with each unit consisting of one share of Class A common stock and one-fourth of one Public Warrant. We are also registering the resale by the Selling Securityholders from time to time of up to 63,556,529 Ordinary Shares, which includes (i) 13,700,000 Ordinary Shares that were issued in exchange for Spartan Founders Stock, originally purchased at a price of approximately $0.002 per share, upon the Closing, (ii) 7,423,586 Ordinary Shares issued to the Private Placement Investors at a price of $10.00 per Ordinary Share on the Closing, (iii) 41,097,994 Ordinary Shares that were issued in exchange for Allego Holding Shares to E8 Investor as compensation under the Special Fees Agreement, based on a value of Allego and its subsidiaries of $10.00 per share, upon the Closing and (iv) 1,334,949 Ordinary Shares that were issued to AP PPW at a price of $11.50 per share on a cashless exercise basis upon its exercise of 9,360,000 Warrants to purchase Ordinary Shares, which were originally Private Placement Warrants purchased at a price of $1.50 per Private Placement Warrant that were automatically converted into Warrants upon the Closing.

All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

Primary Offering

Pursuant to the terms of the Warrants, the Ordinary Shares will be distributed to those holders who surrender the Warrants and provide payment of the exercise price to us. Upon receipt of proper notice by any of the holders of the Warrants issued that such holder desires to exercise a Warrant, we will, within the time allotted by the agreement governing the Warrants, issue instructions to our transfer agent to issue to the holder Ordinary Shares, free of a restrictive legend.

Resale by Selling Securityholders

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share and/or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the Registration Statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Ordinary Shares and Warrants are currently listed on NYSE under the symbols “ALLG” and ALLG.WS,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third-party that in turn may sell the securities short using this prospectus. Such financial institution or other third-party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters”

within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the Registration Statement of which this prospectus constitutes a part continuously effective until such time as the earliest of (i) the Selling Securityholder cease to hold the securities covered by this prospectus, (ii) the date the securities held by the Selling Securityholder may be sold without restriction under Rule 144 including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 promulgated under the Securities Act and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable and (iii) three years from the effective date of this Registration Statement.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offering. With the exception of the SEC registration fee, all amounts are estimates.

$
SEC Registration Fee*	122,397.93
Legal Fees and Expenses	250,000.00
Accounting Fees and Expenses	60,000.00
Printing Expenses	65,000.00
Transfer Agent Expenses	10,000.00
Miscellaneous Expenses	50,000.00

Total	557,397.93

*	The registration fee was previously paid. No additional registration fee is due with our Ordinary Shares issuable upon exercise of the Warrants.

ENFORCEMENT OF CIVIL LIABILITIES

Allego is incorporated under the laws of the Netherlands, and a substantial portion of its assets are outside of the United States. Most of our directors and senior management and independent auditors are resident outside the United States, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts outside the United States would recognize or enforce judgments of U.S. courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against us, our directors and officers and independent auditors.

LEGAL MATTERS

The validity of the Ordinary Shares has been passed on by NautaDutilh N.V., Dutch counsel to Allego.

EXPERTS

The consolidated financial statements of Allego N.V. at December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing a change in account principle as described in Note 2.7.24 to the consolidated financial statements), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.allego.eu. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement, if applicable, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Therefore, before you decide to invest in a particular offering under this shelf Registration Statement, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference in this prospectus the following information:

•	our 2022 Form 20-F; and

•

the description of the securities contained in our registration statement on Form 8-A filed on March 17, 2022 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All subsequent annual reports on Form 20-F that we file with the SEC prior to the completion or termination of this offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of this offering by identifying in such Forms 6-K that they, or certain parts of their contents, are as being incorporated by reference into this prospectus and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents or otherwise specified therein.

We file reports, including annual reports on Form 20-F and reports on Form 6-K, with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You can read our SEC filings, including the Registration Statement, over the internet at the SEC’s website at www.sec.gov and at our website at www.allego.eu. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it as a part of this prospectus.

You may request a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus, at no cost, upon written or oral request made to Allego N.V., Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands, Tel: +31(0)88 033 3033.

ALLEGO N.V.

13,799,948 ORDINARY SHARES

Offered by Allego N.V.

63,556,529 ORDINARY SHARES

Offered by Selling Securityholders

PROSPECTUS

June 8, 2023